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                                                                      EXHIBIT 23

                               [KPMG LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Eagle Geophysical Inc.

ENERGY RESEARCH INTERNATIONAL AND EAGLE GEOPHYSICAL OFFSHORE INC.

We have audited the consolidated balance sheet of Energy Research International and consolidated subsidiaries and of Eagle Geophysical Offshore Inc and the related consolidated statements of operations for the period August 11, 1997 to December 31, 1997 and for the year ended December 31, 1997, not presented separately herein. These consolidated financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on the consolidated financial statements for the purposes of consolidation by Eagle Geophysical Inc, based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared in conformity with the accounting instructions of Eagle Geophysical Inc, the companies' parent, for use in preparing its consolidated financial statements. These instructions do not require a consolidated statement of stockholders' equity, a consolidated statement of cash flows or footnote disclosure.

In our opinion the consolidated financial statements referred to above present fairly in all material respects, the financial position of Energy Research International and consolidated subsidiaries and Eagle Geophysical Offshore Inc as of December 31, 1997, and the results of their operations for the period August 11, 1997 to December 31, 1997, in conformity with the accounting instructions of Eagle Geophysical Inc and with generally accepted accounting principles in the United States of America.

This report is intended solely for the information and use of the boards of directors of Eagle Geophysical Inc, Energy Research International and Eagle Geophysical Offshore Inc and should not be used for any other purpose, without our prior consent.


/s/ KPMG
KPMG                                                            26 FEBRUARY 1998
Chartered Accountants
Registered Auditors